Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-258600, 333-265191, 333-266786 and 333-272198 on Form S-3 and Registration Statements Nos. 333-260025 and 333-266783 on Form S-8 of our report dated July 30, 2024, relating to the financial statements of Celularity, Inc. appearing in this Annual Report on Form 10-K of Celularity Inc., for the year ended December 31, 2023.

/s/ DELOITTE & TOUCHE LLP

Morristown, New Jersey

July 30, 2024